Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 1, 2019, in the Registration Statement (Form S-1) and related Prospectus of Fulcrum Therapeutics, Inc. dated June 21, 2019.

/s/ Ernst & Young LLP

Boston, Massachusetts
June 19, 2019